                                                                                                                                                Exhibit 99
                                                                           MORTGAGE AND OTHER NOTES PAYABLE
                                                               INCLUDING WEIGHTED INTEREST RATES AT SEPTEMBER 30, 2001

                                                                       FIXED/
                                                         BENEFICIAL    LIBOR+
                                             100%         INTEREST    SPREAD (a)                                    MATURITIES AT BENEFICIAL INTEREST
                                                                                -------------------------------------------------------------------------------------------------------
                                            9/30/01        9/30/01    9/30/01         2001      2002     2003      2004      2005        2006     2007   2008    2009    2010    TOTAL
                                            -------        -------    -------         ----      ----     ----      ----      ----        ----     ----   ----    ----    ----    -----
CONSOLIDATED  FIXED RATE DEBT:
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
BEVERLY CENTER                                  146.0          146.0      8.36%                                    146.0                                                         146.0
BILTMORE                                         79.2           79.2      7.68%         0.2       0.8      0.8       0.9        1.0         1.1     1.2    1.2    72.0            79.2
MACARTHUR CENTER                                143.9          100.7      7.59%         0.2       1.0      1.1       1.1        1.2         1.3     1.4    1.5     1.7    90.2   100.7
THE MALL AT SHORT HILLS                         270.0          270.0      6.70%                   1.9      3.0       3.2        3.5         3.7     4.0    4.2   246.4           270.0
OTHER                                            23.8           23.8     12.03%         0.3       1.8      0.3       0.3        0.3         0.4     0.4    0.1    20.0     0.0    23.8
                                          ---------------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSOLIDATED FIXED                        662.9          619.7      7.57%         0.7       5.4      5.3     151.6        6.0         6.5     6.9    7.1   340.1    90.2   619.7
WEIGHTED RATE                                                                         7.14%     7.20%    7.02%     8.31%      7.02%       7.02%   7.03%  7.06%   7.28%   7.59%

CONSOLIDATED FLOATING RATE DEBT:
--------------------------------
GREAT LAKES CROSSING                            151.6          128.8      5.29%         0.5     128.3                                                                            128.8
THE SHOPS AT WILLOW BEND                        179.6          179.6      5.66%                          179.6                                                                   179.6
TWELVE OAKS                                      50.0           50.0      3.94%        50.0                                                                                       50.0
TWELVE OAKS  ASSOCIATES                         100.0          100.0      4.87%       100.0                                                                                      100.0
WELLINGTON GREEN                                106.3           95.7      5.55%                                     95.7                                                          95.7
TRG CREDIT FACILITY                              26.6           26.6      4.13%                  26.6                                                                             26.6
TRG CREDIT FACILITY                             108.0          108.0      4.40%       108.0                                                                                      108.0
                                          ---------------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSOLIDATED FLOATING                     722.1          688.8      5.08%       258.5     154.9    179.6      95.7        0.0         0.0     0.0    0.0     0.0     0.0   688.8
WEIGHTED RATE                                                                         4.49%     5.09%    5.66%     5.55%      0.00%       0.00%   0.00%  0.00%   0.00%   0.00%

TOTAL CONSOLIDATED                            1,385.1        1,308.5      6.26%       259.2     160.4    184.9     247.3        6.0         6.5     6.9    7.1   340.1    90.2 1,308.5
WEIGHTED RATE                                                                         4.50%     5.16%    5.69%     7.24%      7.02%       7.02%   7.03%  7.06%   7.28%   7.59%
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JOINT VENTURES FIXED RATE DEBT:
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
ARIZONA MILLS                      36.84%       145.0           53.4      7.90%         0.1       0.4      0.5       0.5        0.6         0.6     0.6    0.7     0.8    48.7    53.4
CHERRY CREEK                       50.00%       177.0           88.6      7.68%                                      0.5        1.3        86.7                                   88.6
FAIR OAKS                          50.00%       140.0           70.0      6.60%                                                                           70.0                    70.0
WESTFARMS                          78.94%       100.0           78.9      7.85%                  78.9                                                                             78.9
WOODLAND                           50.00%        66.0           33.0      8.20%                                     33.0                                                          33.0
                                          ---------------------------------------------------------------------------------------------------------------------------------------------
TOTAL JOINT VENTURE FIXED                       628.0          323.9      7.58%         0.1      79.4      0.5      34.0        1.8        87.3     0.6   70.7     0.8    48.7   323.9
WEIGHTED RATE                                                                         7.90%     7.85%    7.90%     8.19%      7.75%       7.68%   7.90%  6.61%   7.90%   7.90%

JOINT VENTURES FLOATING RATE DEBT:
----------------------------------
DOLPHIN MALL                       50.00%       164.6 (b)       82.3      5.58%                  82.3                                                                             82.3
THE MALL AT MILLENIA               50.00%        37.4           18.7      5.45%                           18.7                                                                    18.7
STAMFORD TOWN CENTER               50.00%        76.0           38.0      4.29%                  38.0                                                                             38.0
INTERNATIONAL PLAZA                26.49%       153.0           40.5      5.50%                  40.5                                                                             40.5
WESTFARMS                          78.94%        55.0           43.4      5.16%                  43.4                                                                             43.4
OTHER                                             2.4            1.5      6.00%         0.1       0.4      0.4       0.4        0.1                                                1.5
                                          ---------------------------------------------------------------------------------------------------------------------------------------------
TOTAL JOINT VENTURE FLOATING                    488.5          224.5      5.26%         0.1     204.7     19.1       0.4        0.1         0.0     0.0    0.0     0.0     0.0   224.4
WEIGHTED RATE                                                                         6.00%     5.23%    5.47%     6.00%      6.00%       0.00%   0.00%  0.00%   0.00%   0.00%

TOTAL JOINT VENTURE                           1,116.5          548.4      6.63%         0.2     284.1     19.6      34.4        1.9        87.3     0.6   70.7     0.8    48.7   548.4
WEIGHTED RATE                                                                         6.96%     5.97%    5.52%     8.16%      7.63%       7.68%   7.90%  6.61%   7.90%   7.90%
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

TRG BENEFICIAL INTEREST TOTALS
------------------------------
FIXED RATE DEBT                                                943.6      7.57%         0.8      84.8      5.7     185.6        7.8        93.8     7.6   77.8   340.9   138.8   943.6
                                                                                      7.23%     7.81%    7.09%     8.29%      7.19%       7.64%   7.10%  6.65%   7.28%   7.70%
FLOATING RATE DEBT                                             913.2      5.12%       258.6     359.6    198.8      96.1        0.1         0.0     0.0    0.0     0.0     0.0   913.2
                                                                                      4.49%     5.17%    5.64%     5.56%      6.00%       0.00%   0.00%  0.00%   0.00%   0.00%
TOTAL                                                        1,856.8      6.37%       259.4     444.4    204.5     281.7        8.0        93.8     7.6   77.8   340.9   138.8 1,856.8
                                                                                      4.50%     5.68%    5.68%     7.36%      7.17%       7.64%   7.10%  6.65%   7.28%   7.70%

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                                                         Average Maturity              4.64
                                                                                   =========

(a) Does not include effect of amortization of debt issuance costs or interest rate hedging costs.
(b) As of 9/30/01, $200 million is swapped to an all-in rate of 8.14%.  Because the swap does not qualify for hedge accounting, changes in the fair value of the swap are recognized as a reduction to earnings.